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                                                                 EXHIBIT 10.24.7

                       SECOND LOAN MODIFICATION AGREEMENT

         This Second Loan Modification Agreement ("this Agreement") is made as of September __, 2002 between ArQule, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank"). The Bank is the successor by merger to the entity formerly known as "Fleet National Bank" ("Old FNB"). For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank act and agree as follows:

         1. Reference is made to: (i) that certain letter agreement dated March 18, 1999 (the "Original Letter Agreement") between the Borrower and Old FNB, the Bank having succeeded to the rights and obligations of Old FNB thereunder; (ii) that certain Loan Modification Agreement dated as of March 2, 2001 (the "First Modification") between the Bank and the Borrower (the Original Letter Agreement, as amended by the First Modification, being hereinafter referred to as the "Letter Agreement"); (iii) that certain $15,000,000 face principal amount promissory note dated March 18, 1999, as amended by Allonge to Note dated as of March 2, 2001 (as so amended, the "Facility One Term Note") originally made by the Borrower and payable to the order of Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (iv) that certain Security Agreement (Equipment) dated as of March 18, 1999, as amended by the First Modification (as so amended, the "Old Security Agreement") originally given by the Borrower to Old FNB, the Bank having succeeded to the interests of Old FNB thereunder; (v) that certain $16,000,000 original principal amount promissory note dated as of March 2, 2001 (the "Facility Two Term Note") made by the Borrower and payable to the order of the Bank; (vi) that certain Mortgage and Security Agreement and Assignment of Leases and Rents dated as of March 2, 2001 (the "Mortgage") given by the Borrower, as mortgagor, to the Bank, as mortgagee; (vii) that certain Environmental Compliance and Indemnity Agreement dated as of March 2, 2001 (the "Environmental Agreement") given by the Borrower to the Bank; (viii) that certain Security Agreement (All Assets Except Intellectual Property) of even date herewith (the "New Security Agreement") from the Borrower to the Bank and
(ix) that certain $2,500,000 face principal amount promissory note of even date herewith (the "Facility Three Term Note") made by the Borrower and payable to the order of the Bank. The Letter Agreement, the Facility One Term Note, the Facility Two Term Note, the Mortgage, the Environmental Agreement, the New Security Agreement and the Facility Three Term Note are hereinafter collectively referred to as the "Financing Documents".

         2. The Letter Agreement is hereby amended, effective as of the date hereof:

         a. By deleting clause (ii) of Section 1.1 of the Letter Agreement and by substituting in its stead the following:

         "(ii) that certain Security Agreement (All Assets Except Intellectual Property) dated as of September __, 2002 (the `Security Agreement') from the Borrower to the Bank,"

         b. By deleting the period at the end of Section 1.1 of the Letter Agreement (as amended by the First Modification) and by substituting in its stead the following:

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                  ", and (vi) that certain $2,500,000 face principal amount
                  promissory note (the `Facility Three Term Note') dated September __, 2002 issued by the Borrower pursuant to
                  Section 1.4C below and payable to the order of the Bank."

         c. By deleting from clause (i) of the antepenultimate sentence of
Section 1.3 of the Letter Agreement the words "two (2) Business Days' prior" and by substituting in their stead the following:

                  "three (3) Business Days' prior"

         d. By deleting in its entirety Section 1.4 of the Letter Agreement.

         e. By deleting from clause (i) of the third sentence of Section 1.4B of the Letter Agreement (said Section having been inserted by the First Modification) the words "two (2) Business Days' prior" and by substituting in their stead the following:

            "three (3) Business Days' prior"

         f. By deleting in its entirety Section 4C of the Letter Agreement (said Section having been inserted by the First Modification) and by substituting in its stead the following:

            "1.4C. FACILITY THREE TERM LOANS; FACILITY THREE TERM NOTE. In addition to the foregoing, subject to the terms of this letter agreement, the Bank will make one or more loans (the `Facility Three Term Loans') to the Borrower, as the Borrower may request, in an aggregate principal amount of up to $2,500,000, in order to finance Qualifying Equipment and Qualifying Leasehold Improvements. A Facility Three Term Loan shall be made, no more than once per calendar quarter (except that more than one Facility Three Term Loan may be made in any calendar quarter provided that each additional Facility Three Term Loan in any one calendar quarter is in an amount of at least $500,000), in order to finance the costs of items of Qualifying Equipment acquired by the Borrower within the 90 days preceding the request for such Facility Three Term Loan and/or items of Qualifying Leasehold Improvements installed within the 90 days preceding the request for such Facility Three Term Loan, each such Facility Three Term Loan to be in such amount as may be requested by the Borrower; provided that (i) no Facility Three Term Loan will be made after the close of business on March 31, 2003; (ii) the aggregate original principal amounts of all Facility Three Term Loans will not exceed $2,500,000; and (iii) no Facility Three Term Loan will be in an amount in excess of 100% of the invoiced actual costs of the items of Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Facility Three Term Loan is made (excluding taxes, shipping, installation charges, software, training fees and other `soft costs', but including labor costs as to Qualifying Leasehold Improvements). Prior to the making of each Facility Three Term Loan, and as a precondition thereto, the Borrower will provide the Bank with: (i) invoices supporting the costs of the relevant Qualifying

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            Equipment and Qualifying Leasehold Improvements; (ii) such evidence as the Bank may reasonably require showing that all Qualifying Equipment has been delivered to the Borrower's Redwood City, CA premises, has become fully operational, has been paid for by the Borrower and is owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement); (iii) such evidence as the Bank may reasonably require showing that all Qualifying Leasehold Improvements have been constructed or installed at the Borrower's Redwood City, CA premises, have been paid for by the Borrower and are owned by the Borrower free of all liens and interests of any other Person (other than the security interest of the Bank pursuant to the Security Agreement and, with respect to any Qualifying Leasehold Improvements which have been so attached to the real estate as to become an integral part thereof, the interest of the Borrower's landlord); (iv) Uniform Commercial Code financing statements (if needed) reflecting the relevant Qualifying Equipment and Qualifying Leasehold Improvements with respect to which such Facility Three Term Loan is being made and landlord's waivers (if not previously delivered); and (v) evidence satisfactory to the Bank that the Qualifying Equipment and Qualifying Leasehold Improvements are fully insured against casualty loss, with insurance naming the Bank as secured party and first loss payee.

            The Facility Three Term Loans will be evidenced by the Facility Three Term Note, to be executed and delivered by the Borrower prior to the making of the first Facility Three Term Loan. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Facility Three Term Note or on the books of the Bank, at or following the time of making any Facility Three Term Loan or of receiving any payment of principal of any Facility Three Term Loan, an appropriate notation reflecting such transaction and the then unpaid aggregate principal balance of the Facility Three Term Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Facility Three Term Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Facility Three Term Note.

            1.4D. PRINCIPAL REPAYMENT OF FACILITY THREE TERM LOANS. The Borrower shall repay principal of the Facility Three Term Loans in 35 equal consecutive monthly installments, commencing on April 30, 2003 and continuing on the last Business Day of each month thereafter through and including February 28, 2006 (each such monthly installment to be in an amount equal to 1/36th of the aggregate principal amount of the Facility Three Term Loans outstanding at the close of business on March 31, 2003), PLUS a 36th and final installment payment due on March 31, 2006 in an amount equal to the then outstanding principal balance of all Facility

            Three Term Loans and all interest then accrued but unpaid thereon. The Borrower may prepay, at any time or from time to time, without premium or penalty, the whole or any portion of the Facility Three Term Loans to the extent that same are Floating Rate Loans; provided that each such principal prepayment shall be accompanied by payment of all interest on the amount so prepaid accrued under the Facility Three Term Note but unpaid to the date of payment. Subject to
            Section 1.7, the Borrower may prepay the whole or any portion of any Facility Three Term Loan which is a LIBOR Loan; provided that
            (i) the Borrower gives the Bank not less than three (3) Business Days' prior written notice of its intent so to prepay, (ii) the Borrower pays all interest on such LIBOR Loan (or such portion thereof) so prepaid accrued to the date of such prepayment, (iii) any voluntary prepayment with respect to all or any portion of any Facility Three Term Loan which is a LIBOR Loan shall be in a principal amount which is $500,000 or an integral multiple of $100,000 in excess of $500,000 (provided that, in any event, no such LIBOR Loan will remain outstanding in a principal amount of less than $500,000), and (iv) if the Borrower for any reason makes any prepayment of any such LIBOR Loan prior to the last day of the Interest Period applicable thereto, the Borrower shall forthwith pay all amounts owing to the Bank pursuant to the provisions of
            Section 1.7. Any partial prepayment of principal of the Facility Three Term Loans will be applied to installments of principal of the Facility Three Term Loans thereafter coming due in inverse order of normal maturity. Amounts repaid or prepaid with respect to any Facility Three Term Loan are not available for reborrowing.

            1.4E. INTEREST RATE FOR ALL TERM LOANS. Except as otherwise provided below, interest on each Term Loan will be payable at a fluctuating rate per annum (the `Floating Rate') which shall at all times be equal to the Prime Rate as in effect from time to time (but in no event in excess of the maximum rate permitted by then applicable law), with a change in such rate of interest to become effective on each day when a change in the Prime Rate becomes effective, each such change to become effective without notice or demand of any kind. Subject to the conditions set forth herein, the Borrower may elect that all or any portion of any Facility Three Term Loan will be made as a LIBOR Loan, that all or any portion of any Floating Rate Loan (whether a Facility One Term Loan, the Facility Two Term Loan or a Facility Three Term Loan) will be converted to a LIBOR Loan and/or that any LIBOR Loan (whether a Facility One Term Loan, the Facility Two Term Loan or a Facility Three Term Loan) will be continued at the expiration of the Interest Period applicable thereto as a new LIBOR Loan. Such election shall be made by the Borrower giving to the Bank a written notice received by the Bank within the time period and containing the information described in the next following sentence (a `LIBOR Notice'). The LIBOR Notice must be received by the Bank no later than 10:00 a.m. (Boston time) on that day which is two Business Days prior to the date of the proposed borrowing, conversion or continuation, as the case may be, must specify the duration (one month, two months or three months) of the Interest Period requested and must specify the amount of the LIBOR Loan requested (which shall be $500,000 or an integral multiple of $100,000 in excess of $500,000), must identify the specific Term Loan or particular portion thereof so to be made, converted or continued, as the case may be, and must specify the proposed commencement date of the relevant Interest Period. Notwithstanding anything provided elsewhere in this letter agreement, the Borrower may not elect to have any installment of any Term Loan included in a LIBOR Loan if the Interest Period applicable thereto would continue after the scheduled due date of such installment. Any LIBOR Notice shall, upon receipt by the Bank, become irrevocable and binding on the Borrower, and the Borrower shall, upon demand and receipt of a Bank Certificate with respect thereto, forthwith indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Borrower to borrow any requested LIBOR Loan, including, without limitation, any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan. At the expiration of each Interest Period applicable to a LIBOR Loan, the principal amount of such LIBOR Loan may be continued as a new LIBOR Loan to the extent and on the terms and conditions contained in this letter agreement by delivery to the Bank of a new LIBOR Notice conforming to the requirements set forth above in this ss.1.4E (and any LIBOR Loan not repaid and not so continued as a new LIBOR Loan will be deemed to have been converted into a Floating Rate Loan). Notwithstanding any other provision of this letter agreement, the Bank need not make any LIBOR Loan nor allow any conversion of a Floating Rate Loan to a LIBOR Loan at any time when there exists any Default or Event of Default. Further, notwithstanding any other provision of this letter agreement, in no event will more than five Interest Periods for LIBOR Loans (whether relating to Facility One Term Loans, the Facility Two Term Loan and/or Facility Three Term Loans) be in effect at any one time.

            The Borrower may request and the Bank may issue caps, collars, swaps and other rate protection products, using the Bank's then customary documentation for such transactions. Such caps, collars, swaps and other rate protection products will be issued for such fees and upon such other terms and conditions as may be agreed upon by the Bank and the Borrower at the time of issuance thereof.

            Any request for a LIBOR Loan and any election to convert all or any portion of any Term Loan to a LIBOR Loan may be made on behalf of the Borrower only by a duly authorized officer; provided, however, that the Bank may conclusively rely upon any written or facsimile communication

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

            received from any individual whom the Bank believes in good faith to be such a duly authorized officer."

         g. By deleting in its entirety Section 1.7 of the Letter Agreement and by substituting in its stead the following:

            "1.7. PREPAYMENT OF LIBOR LOANS. The following provisions of this
            Section 1.7 shall be effective only with respect to LIBOR Loans:
            The Borrower shall pay to the Bank, upon request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate it for any loss, cost or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such LIBOR Loan; (ii) any failure by the Borrower to borrow a LIBOR Loan on the date specified in any LIBOR Notice; and/or (iii) any failure by the Borrower to pay a LIBOR Loan on the date for payment specified in any notice given as to any prepayment. Without limiting the foregoing, if, due to acceleration of any Term Note or due to voluntary prepayment or mandatory repayment or prepayment or due to any other reason, the Bank receives payment of any principal of any LIBOR Loan on any date prior to the last day of the relevant Interest Period or if for any reason any LIBOR Loan is converted to a Floating Rate Loan prior to the expiration of the relevant Interest Period, the Borrower shall, upon demand and receipt of a Bank Certificate from the Bank with respect thereto, pay forthwith to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the Interest Period applicable to the affected LIBOR Loan shall be subtracted from the `fixed' component (I.E., reserve-adjusted LIBOR) of the LIBOR Interest Rate in effect with respect to the relevant LIBOR Loan at the date of such prepayment or conversion. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the relevant Interest Period. Said amount shall be reduced to present value calculated by using the number of days remaining in the relevant Interest Period and by using the above-referenced United States Treasury securities rate as the discount rate. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment or conversion of the applicable LIBOR Loan. Any acceleration of a LIBOR Loan due to an Event of Default will give rise to a yield maintenance fee calculated with the respect to such LIBOR Loan on the date of such acceleration in the same manner as though the Borrower had exercised a right of prepayment at that date, such yield maintenance fee being due and payable at that date."

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

         h. By deleting from Section 1.12 of the Letter Agreement the words "the Term Note", in each place where same appear, and by substituting in their stead, in each such place, the following:

            "the Term Notes"

         i. By deleting from the second sentence of Section 3.8 of the Letter Agreement the words "Adjusted Liabilities" and by substituting in their stead the following:

            "Total Liabilities"

         j. By deleting Section 3.9 of the Letter Agreement and by substituting in its stead the following:

            "3.9. DEBT SERVICE COVERAGE. As used herein, `Determination Date' means the last day of each fiscal quarter of the Borrower. The Borrower will maintain on a consolidated basis, as at each Determination Date (commencing with its results as at September 30, 2002), a Debt Service Coverage Ratio of not less than 1.5 to 1. As used herein, the `Debt Service Coverage Ratio', as determined as at any Determination Date, means the ratio of (x) EBITDA of the Borrower and Subsidiaries for the 12-month period ending on such Determination Date to (y) the total of (1) all interest on any Indebtedness (whether senior or subordinated, secured or unsecured, long-term or current), which interest was paid or payable or accrued by the Borrower or any Subsidiary of the Borrower during the 12-month period ending on such Determination Date, PLUS (2) the aggregate current maturities of long-term debt of the Borrower and Subsidiaries outstanding at such Determination Date, PLUS (3) all Capital Expenditures incurred by the Borrower or any of its Subsidiaries during the 12-month period ending at such Determination Date and not financed either with the proceeds of a Facility Three Term Loan or with purchase money indebtedness permitted to be incurred under Section 4.1. As used herein, (A) `interest' on Indebtedness includes, without limitation, the interest component of any capitalized leases and all fees paid in respect of any letters of credit now or hereafter issued for the account of the Borrower and for any of its Subsidiaries, and (B) `current maturities of long-term debt' include, without limitation, current principal components of capitalized leases. Notwithstanding the foregoing, the Borrower need not comply with the foregoing provisions of this
            Section 3.9 as at any Determination Date if the Borrower's Unencumbered Cash Balance as at such Determination Date is equal to or greater than the then effective Minimum Cash Requirement.
            The `Minimum Cash Requirement', as determined at any time, will be deemed to be the greatest of (a) the product of (x) 1.75 TIMES
            (y) the total principal amount of Funded Debt then outstanding; or
            (b) the sum of (i) four times the quarterly Cash Burn during the fiscal quarter ended at the relevant Determination Date PLUS (ii) the aggregate principal amount of Funded Debt then outstanding; or (c) the sum of
            (i) the projected Cash Burn during the 12-month period immediately following the relevant Determination Date (the Borrower agreeing to provide to the Bank, upon request, projections of such Cash Burn for such 12-month period) PLUS (ii) the aggregate principal amount of Funded Debt then outstanding. As used herein, `Funded Debt' means, without duplication, all Indebtedness (secured or unsecured, long-term or current) of the Borrower and/or any of its Subsidiaries to the Bank or to any other financial institution and all other Indebtedness of the Borrower and/or any of its Subsidiaries for borrowed money, all liabilities (whether or not contingent) in respect of any letters of credit, all Indebtedness representing the deferred purchase price of any property, all Indebtedness secured by a Lien, the principal components of any capitalized leases and any guaranty relating to any of the foregoing. As used herein, `Cash Burn' for any period is the sum of (1) consolidated EBITDA of the Borrower and Subsidiaries for such period (negative EBITDA being expressed as a positive number for this purpose and positive EBITDA being expressed as a negative number for this purpose), PLUS (2) all taxes actually paid by the Borrower during such period, PLUS (3) all Capital Expenditures (except to the extent financed with a Term Loan or with other purchase money financing permitted under Section 4.1) incurred by the Borrower and/or any of its Subsidiaries during such period, PLUS (4) all payments on account of Debt Service paid or accrued by the Borrower and/or any of its Subsidiaries during such period. `Debt Service', with respect to any period, means the result of the following: (i) all amounts paid or payable by the Borrower and/or any Subsidiary of the Borrower during such period on account of principal of Indebtedness (including, without limitation, the principal components of any capitalized leases), PLUS (ii) all payments of or on account of interest (including, without limitation, the interest components of any capitalized leases) made or required to be made or accrued by the Borrower and/or any Subsidiary of the Borrower during such period."

         k. By deleting the unnumbered paragraph following clause (vii) of
Section 4.2 of the Letter Agreement and by substituting in its stead the following:

            "Without limitation of the other representations, warranties, covenants and agreements of the Borrower set forth elsewhere in this letter agreement, the Borrower (i) represents and warrants that neither the Borrower nor any of its Subsidiaries is now a party to any Restrictive Agreement with respect to any of its intellectual property and (ii) agrees that the Borrower will not enter into (nor permit any of its Subsidiaries to enter into) any Restrictive Agreement with respect to any of its intellectual property. As used herein, a `Restrictive Agreement' is any agreement, covenant, undertaking or understanding (other than a commercially reasonable technology license entered into by the Borrower in the ordinary course of its business) which could have the effect of preventing the Borrower or any Subsidiary from granting a Lien on any of its intellectual property to the Bank."

         l. By deleting from the definition of "Bank Certificate" appearing in
Section 7.1 of the Letter Agreement (as amended by the First Modification) the words "Section 1.4C, Section 1.7 or Section 1.8" and by substituting in their stead the following:

         "Section 1.4E, Section 1.7 or Section 1.8"

         m. By deleting from Section 7.1 of the Letter Agreement the definitions of "Facility One LIBOR Notice" and "Facility Two LIBOR Notice" (such definitions having been inserted by the First Modification).

         n. By inserting into Section 7.1 of the Letter Agreement, immediately after the definition of "Facility One Term Note" (such definition having been inserted by the First Modification), the following:

            "'Facility Three Term Loan' - Any loan made pursuant to Section
1.4C.

            'Facility Three Term Note' - As defined in Section 1.1."

         o. By deleting from Section 7.1 of the Letter Agreement the definitions of "Floating Rate" and "Floating Rate Loan" by substituting in their stead the following:

            '"Floating Rate' - As defined in Section 1.4E.

            'Floating Rate Loan' - All or any portion of any Term Loan which bears interest at a rate calculated with reference to the Prime Rate."

         p. By deleting from Section 7.1 of the Letter Agreement the definition of "Interest Period" and by substituting in its stead the following:

            "'Interest Period' - As to each LIBOR Loan, the period commencing with the date of the making of such LIBOR Loan or conversion into such LIBOR Loan or the date on which any prior LIBOR Loan is continued as the relevant LIBOR Loan and ending one month, two months or three months thereafter (as the Borrower may select in accordance with Section 1.4E); provided that (A) any such Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day occurs in a new calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (B) any such Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last Business Day of such calendar month, and (C) no Interest Period may be selected as to any principal amount of any Term Loan if such Interest Period would end after the regularly-scheduled due date of such principal amount."

         q. By deleting the definition of "LIBOR Loan" appearing in Section 7.1 of the Letter Agreement and by substituting in its stead the following:

            "'LIBOR Loan' - All or any portion of a Term Loan which bears interest at a LIBOR Interest Rate.

            'LIBOR Notice' - As defined in Section 1.4E."

         r. By adding to the definition of "Qualifying Equipment" appearing in
Section 7.1 of the Letter Agreement, at the end of such definition, the following:

                  "Notwithstanding the foregoing, as to Facility Three Term Loans, 'Qualifying Equipment' will be deemed to mean laboratory equipment and other capital equipment purchased by the Borrower within the 90 days preceding the date of the Facility Three Term Loan relating to same for use in the Borrower's business and meeting all of the following criteria:
                  (i) such equipment consists of one or more of the items shown on the Equipment and Leasehold Improvements List heretofore delivered by the Borrower to the Bank or has otherwise been approved by the Bank for use in supporting a Facility Three Term Loan, (ii) each item of such equipment has been delivered to and installed at the Borrower's premises at 1300 Seaport Boulevard, Redwood City, CA and has become fully operational,
                  (iii) the Borrower has paid in full for each item of such equipment and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank), and (iv) the Bank has a fully perfected first security interest in such equipment."

         s. By adding to the definition of "Qualifying Leasehold Improvements" appearing in Section 7.1 of the Letter Agreement, at the end of such definition, the following:

            "Notwithstanding the foregoing, as to Facility Three Term Loans, 'Qualifying Leasehold Improvements' will be deemed to mean leasehold improvements affixed to, installed in and/or made to the Borrower's premises at 1300 Seaport Boulevard, Redwood City, CA within the 90-day period prior to the date of the advance of the relevant Facility Three Term Loan, all of which leasehold improvements must meet all of the following criteria: (i) such leasehold improvements are shown on the Equipment and Leasehold Improvements List heretofore delivered by the Borrower to the Bank or otherwise have been approved by the Bank for use in supporting a Facility Three Term Loan, (ii) the Borrower has paid in full for such leasehold improvements and holds title to same, free of all interests and claims of any other Person (other than the security interest of the Bank), and (iii) the Bank has a fully perfected first priority security interest in such leasehold improvements, except as set forth in the next sentence. The Bank acknowledges that such leasehold improvements are to be affixed to the Borrower's premises and may become so built into such premises that they become part of the realty, with the result that the owner of the premises would have rights thereto upon the termination of the Borrower's lease and the Bank would no longer have a security interest therein."

         t. By deleting from Section 7.1 of the Letter Agreement the definitions of "Term Loans" and "Term Notes" (such definitions having been inserted by the First Modification) and by substituting in their stead the following:

            "'Term Loans' - Collectively, the Facility One Term Loans, the Facility Two Term Loan and the Facility Three Term Loans.

            'Term Notes' - Collectively, the Facility One Term Note, the Facility Two Term Note and the Facility Three Term Note."

         u. By adding to the definition of "Unencumbered Cash Balance" appearing in Section 7.1 of the Loan Agreement, at the end of such definition, the following:

            "Notwithstanding the foregoing, the `Unencumbered Cash Balance' will in no event include any cash or cash-equivalents specifically pledged to support any letter of credit."

         3. Wherever in any Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to a "letter agreement" or to the "Letter Agreement", from and after the date hereof same will be deemed to refer to the Letter Agreement, as hereby amended.

         4. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the New Security Agreement, in replacement of the Old Security Agreement. Wherever in the Letter Agreement or in any other Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Security Agreement", from and after the date hereof same will be deemed to refer to the New Security Agreement.

         5. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank the Facility Three Term Note. The Facility Three Term Note is a $2,500,000 promissory note of the Borrower, substantially in the form attached hereto as Exhibit 1.

         6. Simultaneously with the execution and delivery of this Agreement, the Borrower is executing and delivering to the Bank an Amendment to Mortgage (the "Mortgage Amendment"). Wherever in the Letter Agreement or in any other Financing Document, or in any certificate or opinion to be delivered in connection therewith, reference is made to the "Mortgage", from and after the date hereof same will be deemed to refer to the Morgage, as amended by the Mortgage Amendment.

         7. In order to induce the Bank to enter into this Agreement, the Borrower agrees to pay to the Bank, at the date hereof, in respect of the Facility Three Term Loans, a facility fee of $30,000. Said fee is in addition to, and shall not be reduced by or applied against, any interest, fees, charges or other amounts paid or payable with respect to the Letter Agreement and/or with respect to any note issued thereunder.

         8. In order to induce the Bank to enter into this Agreement, the Borrower also agrees to pay, promptly upon receipt of an invoice therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank with respect to this Agreement, the Mortgage Amendment, the New Security Agreement and/or the Term Loans.

         9. In order to induce the Bank to enter into this Agreement, the Borrower further represents and warrants as follows:

         a. The execution, delivery and performance of this Agreement, the Facility Three Term Note, the New Security Agreement and the Mortgage Amendment have been duly authorized by the Borrower by all necessary corporate and other action, will not require the consent of any third party and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance (except in favor of the Bank) on any property or assets of the Borrower.

         b. The Borrower has duly executed and delivered each of this Agreement, the Facility Three Term Note, the New Security Agreement and the Mortgage Amendment.

         c. Each of this Agreement, the Facility Three Term Note, the New Security Agreement and the Mortgage Amendment is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

         d. The statements, representations and warranties of the Borrower made in the Letter Agreement (as amended hereby) and/or in the New Security Agreement continue to be correct as of the date hereof; except as amended, updated and/or supplemented by the attached Supplemental Disclosure Schedule.

         e. The covenants and agreements of the Borrower contained in the Letter Agreement (as amended hereby) and/or in the New Security Agreement have been complied with on and as of the date hereof.

         f. No event which constitutes or which, with notice or lapse of time, or both, could constitute, an Event of Default (as defined in the Letter Agreement) has occurred and is continuing.

         g. No material adverse change has occurred in the financial condition of the Borrower from that disclosed in the financial statements of the Borrower heretofore most recently furnished to the Bank.

         10. Except as expressly affected hereby or by the Mortgage Amendment, the Letter Agreement and each of the other Financing Documents remains in full force and effect as heretofore. All of the Borrower's obligations, indebtedness and liabilities to the Bank as evidenced by or otherwise arising under the Financing Documents, except as otherwise expressly modified in this Agreement, are, by the Borrower's execution of this Agreement, ratified and confirmed in all respects by the Borrower. In addition, by the Borrower's execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations, indebtedness and liabilities. The Borrower acknowledges that the security interests and liens created by the New Security Agreement and/or the Mortgage (as amended by the Mortgage Amendment) run in favor of the Bank and constitute valid liens on the Collateral (as defined in the New Security Agreement) and the Mortgaged Premises (as defined in the Mortgage) and the Borrower agrees that the Borrower shall take no action to impair or invalidate said security interests and liens. The Borrower acknowledges that the obligations secured by such security interests and liens include, without limitation, the Facility One Term Note, the Facility Two Term Note, the Facility Three Term Note and the Letter Agreement (as affected by this Agreement).

11. Nothing contained herein nor in any documents delivered herewith will be deemed to constitute a waiver or a release of any provision of any of the Financing Documents. Nothing contained herein will in any event be deemed to constitute an agreement to give a waiver or release or to agree to any amendment or modification of any provision of any of the Financing Documents on any other or future occasion.

         Executed, as an instrument under seal, as of the day and year first above written.

                                 ARQULE, INC.

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

Accepted and agreed:
FLEET NATIONAL BANK


By:
   ----------------------------
   Name:
   Title:

                                                                 EXHIBIT 10.24.7

                        SUPPLEMENTAL DISCLOSURE SCHEDULE

                    [To be provided by Borrower, if needed.]